Exhibit 99.1

ChampionX Reports Fourth Quarter and Full Year 2023 Results,
Increases Share Repurchase Authorization to $1.5 Billion and Raises Quarterly Dividend by 12%

•Fourth-quarter revenue of $943.6 million decreased 4% year-over-year, flat sequentially
•Fourth-quarter net income attributable to ChampionX of $77.2 million increased 14% year-over-year, and decreased 1% sequentially
•Fourth-quarter adjusted EBITDA of $198.1 million increased 10% year-over-year, flat sequentially
•Fourth-quarter cash from operating activities of $169.0 million and free cash flow of $139.8 million

•Full-year net income attributable to ChampionX of $314.2 million increased 103% year-over-year
•Full-year adjusted EBITDA of $771.2 million increased 25% year-over-year
•Full-year cash from operating activities of $540.3 million and free cash flow of $412.5 million

•Repurchased $118 million of common stock in Q4’23 and $277 million in full-year 2023
•Returned $343 million of cash to our shareholders in 2023, representing 63% of cash flow from operating activities and 83% of free cash flow
•Board approved increase in share repurchase program authorization to $1.5 billion
•Board approved a 12% increase in regular quarterly dividend to $0.095 per share

THE WOODLANDS, TX, February 5, 2024 -- ChampionX Corporation (NASDAQ: CHX) (“ChampionX” or the “Company”) today announced fourth quarter of 2023 and full year 2023 results. For the fourth quarter of 2023, revenue was $943.6 million, net income attributable to ChampionX was $77.2 million, and adjusted EBITDA was $198.1 million. Income before income taxes margin was 12.1%, and adjusted EBITDA margin was 21.0%. Cash provided by operating activities was $169.0 million, and free cash flow was $139.8 million.

CEO Commentary

“2023 was a year of continued strong earnings momentum for ChampionX as we delivered extremely robust adjusted EBITDA growth with differentiated adjusted EBITDA margin expansion, strong free cash flow generation, and increased capital returns to our shareholders. I want to thank all our worldwide employees for their continued dedication and commitment to serving our customers and communities well,” ChampionX’s President and Chief Executive Officer Sivasankaran “Soma” Somasundaram said.

“During the fourth quarter of 2023, we generated revenue of $944 million, up slightly sequentially and down 4% year-over-year. International revenue increased 6% sequentially, driven by seasonal strength in our Production Chemical Technologies business which grew 8% in international markets during the quarter. In North America, 2% sequential growth in Production Chemical Technologies was offset by typical seasonal declines in our Production & Automation Technologies and Drilling Technologies businesses into the year-end holidays. We generated net income attributable to ChampionX of $77 million, which increased 14% year-over-year and decreased 1% sequentially, and adjusted EBITDA of $198 million, which increased 10% year-over-year, and was flat sequentially. Our income before income taxes margin improved by 39 basis point sequentially, and our adjusted EBITDA margin was 21%, flat sequentially, and representing our highest adjusted EBITDA margin level since the ChampionX merger.

“We once again demonstrated our strong cash flow profile. Cash flow from operating activities was $169 million during the fourth quarter, which represented 219% of net income attributable to ChampionX. We generated free cash flow of $140 million during the fourth quarter, converting 71% of our adjusted EBITDA for the period. We returned $135 million of cash to our shareholders in the fourth quarter, through our regular cash dividend of $17 million and approximately $118 million of ChampionX share repurchases. For the full year 2023, we returned $343 million of cash to our shareholders, representing 63% of cash flow from operating activities and 83% of our free cash flow.

“We remain committed to return at least 60% of free cash flow to shareholders through-the-cycle. Consistent with this commitment, we announced today that our Board of Directors approved an increase to our share repurchase program, which authorizes ChampionX to repurchase up to $1.5 billion of its outstanding common stock, which is an increase of $750 million to the program previously increased in the fourth quarter of 2022. In addition, I am pleased to announce that we are increasing our regular cash dividend by 12%, which reflects confidence in our demonstrated strong and consistent free cash flow generation capability. Our balance sheet remains strong and we ended the year with $959 million of liquidity, including $289 million of cash and approximately $670 million of available capacity on our revolving credit facility.

We expect 2024 to be a positive growth year, driven by the constructive market environment, particularly for our international businesses, and expect our revenues, adjusted EBITDA and adjusted EBITDA margin to progressively improve through the year. As we look to the first quarter, we expect typical seasonal declines in our international operations, partially offset by sequential improvement in our North American businesses. On a consolidated basis, in the first quarter, we expect revenue to be between $908 million and $938 million. We expect adjusted EBITDA of $179 million to $189 million. We expect our 2024 cash generation to be strong, converting at least 50% of our adjusted EBITDA to free cash flow, and we remain committed to returning at least 60% of our free cash flow to our shareholders during the year.

We are excited about the positive revenue outlook driven by multi-year healthy fundamentals for our sector. This, combined with our productivity efforts, drives our confidence in delivering continued earnings growth, adjusted EBITDA margin expansion and strong cash generation. Our high-margin, production-focused equipment, technology and chemicals portfolio is built to deliver attractive earnings and robust free cash flow reliably through the cycle. This, in turn, supports value creation for our shareholders through a disciplined capital allocation framework, with clear priorities for capital deployment, including high-return investment and returning cash to shareholders. ChampionX is well positioned for profitable growth by helping our customers maximize the value of their producing assets in sustainable and cost-effective ways leveraging our technology, digital and emissions capabilities and first-class customer service. I am excited about the year ahead given the resiliency of the cycle as well as increasing needs for ChampionX solutions and I remain honored to lead our remarkable team”

Fourth Quarter Highlights

Production Chemical Technologies

Production Chemical Technologies revenue in the fourth quarter of 2023 was $634.1 million, an increase of $29.9 million, or 5%, sequentially, due to seasonally higher volumes in certain international markets and higher volumes in North America.

Segment operating profit was $102.2 million and adjusted segment EBITDA was $139.1 million. Segment operating profit margin was 16.1%, an increase of 46 basis points, sequentially, and adjusted segment EBITDA margin was 21.9%, essentially flat, sequentially, in each case due to volumes and product mix.

Production & Automation Technologies

Production & Automation Technologies revenue in the fourth quarter of 2023 was $241.3 million, a decrease of $14.9 million, or 6%, sequentially, due primarily to seasonality in our North American businesses into the year-end holidays.

Revenue from digital products was $52.7 million in the fourth quarter of 2023, a decrease of $5.4 million, or 9%, compared to $58.0 million in the third quarter of 2023, due primarily to seasonality into the year-end holidays.

Segment operating profit was $22.1 million, and adjusted segment EBITDA was $52.8 million. Segment operating profit margin was 9.2%, a decrease of 188 basis points, sequentially, and adjusted segment EBITDA margin was 21.9%, a decrease of 126 basis points, sequentially, in each case due to lower volumes seasonally and product mix.

Drilling Technologies

Drilling Technologies revenue in the fourth quarter of 2023 was $46.8 million, a decrease of $8.0 million, or 15%, sequentially, due to lower rig count in U.S. land and end of year inventory destocking.

Segment operating profit was $8.7 million, and adjusted segment EBITDA was $10.4 million. Segment operating profit margin was 18.5%, a decrease of 380 basis points, sequentially, and adjusted segment EBITDA margin was 22.1%, a decrease of 300 basis points, sequentially, in each case due to lower volumes.

Reservoir Chemical Technologies

Reservoir Chemical Technologies revenue in the fourth quarter of 2022 was $21.4 million, a decrease of $3.7 million, or 15%, sequentially, due primarily to lower product volumes into the year-end holidays.

Segment operating profit was $3.9 million, and adjusted segment EBITDA was $5.5 million. Segment operating profit margin was 18.3%, as compared to 9.8% in the prior quarter, and adjusted segment EBITDA margin was 25.7%, an increase of 897 basis points, sequentially, in each case due to favorable product mix.

Share Repurchase Program

ChampionX announces that our Board of Directors approved an increase to our share repurchase program (the “Share Repurchase Program”). Pursuant to such increase, ChampionX is authorized to repurchase up to $1.5 billion of its outstanding common stock, representing an increase of $750 million to the Share Repurchase Program previously increased on October 24, 2022. The increased share repurchase authority is effective immediately. ChampionX repurchased $118 million of its outstanding common stock during the fourth quarter of 2023, with a total of $457 million repurchased under the Share Repurchase Program since its inception, implying a remaining authorization of over $1 billion, incorporating today’s announcement.

Repurchases under the Share Repurchase Program may be made, from time to time, in amounts and at prices ChampionX deems appropriate and will be subject to a variety of factors, including the availability of excess free cash, the market price of the Company’s common stock, general market and economic conditions, applicable requirements, and other business conditions. The Share Repurchase Program may be suspended, modified or discontinued at any time without prior notice.

Dividend

ChampionX also announces that our Board of Directors has declared an increased regular quarterly dividend of $0.095 per share on the Company’s common stock, par value $0.01 per share, to be paid on April 26, 2024 to shareholders of record on April 5, 2024.

Other Business Highlights

Chemical Technologies

•Continued to strengthen its market-leading production chemicals position in deepwater through the award of various flow assurance chemistries to treat three new U.S. Gulf of Mexico subsea tiebacks, each connecting back to a different host platform.
•Significantly strengthened its market position with an independent Canadian producer looking for consistent technical support across its asset base. The customer’s positive experience with ChampionX, coupled with our disciplined customer account management process, resulted in Chemical Technologies being awarded a sole supply agreement.
•Awarded an additional three-year contract extension with a customer in Australia which Chemical Technologies has served for approximately four decades. The contract extension award was as a result of detailed account management and strong customer value delivery.

Production & Automation Technologies

•Installed its Pro-Rod breakthrough product, AnXTM corrosion-resistant coiled rod, in multiple wells in Oman operated by a large NOC, demonstrating the effectiveness and reliability of the technology in some of the world’s most extreme and corrosive environments. Pro-Rod is a leader in anti-corrosion technology, and AnXTM is a step-change in sucker rod corrosion control, allowing for meaningful improvements in mean time to failure in rod-driven wells.
•Secured the adoption by a large IOC of our UNBRIDLED ESP Systems’ HIGH RISETM Kronos technology as their primary gas-handling pump for high gas-to-oil ESP applications in unconventional wells. Kronos is a specialized rotodynamic ESP gas handling pump that compresses gas slugs more effectively by increasing fluid pressure and priming the fluid stream. By preventing gas from breaking out of solution, the production pump can handle more gas. Kronos handles up to 75% gas volume fraction (GVF) before gas locking, providing 50% greater system gas handling capability, on average. Kronos also provides better pump efficiency at higher GVF, which reduces power consumption.

•Closed the first commercial sale of the new Autonomous Chemical Injection Optimization feature within Theta Production Optimization’s XSPOCTM production optimization software, which allows producers to adjust automatically their chemical injection rates to dynamic parameters being tracked in the software, such as production volumes or temperature. This solution was instrumental in providing a Permian-based operator with intelligent dosing, rather than fixed dosage rates, ensuring that the correct amount of chemicals was delivered proportionately to the well's dynamic productivity. Initial implementation has shown promising results of improving chemical assurance while effectively managing cost efficiency.
•Secured commitment from an IOC for a large order of 10,000-psi radial flow lubricators for use in the customer’s South Texas operations, for which the majority have been installed on both new well completions and gas lift conversions. Engineered for maximum operational adaptability and durability, the “drop-in” design helps operators manage production from post-completion flowback through gas lift, to plunger-assisted gas lift (PAGL), and finally to plunger lift without having to modify the wellhead or activate a workover rig. The units are fast and easy to install on new wells, which minimizes well down time and reduces on-site welding, pipe make-up requirements, and roustabout time by 50%. The lubricators also contain internal adjustment sleeves to easily increase or decrease the flow area to adapt to changing well production profiles.
•Awarded a significant customer commitment with a large operator for supply and service of our high-pressure Rod-Lock BOPs in Argentina’s Vaca Muerta field. This industry-leading technology enhances safety and protects adjacent wells from frac breakthrough, and this customer commitment demonstrates our strong partnership and ability to offer innovative and reliable solutions to customers in both domestic and international unconventional resource plays.
•Won a contract expansion with an IOC in the Delaware Basin for use of our Phantom single-point chemical injection systems on nearly 100 wells. ChampionX has an exclusive distribution agreement for the FlowCoreTM Phantom technology, which features 99% injection accuracy and a dual communications system that allows for autonomously adjusting injection rates in real time based on production data from the customer’s Scada system. This capability is especially important for the dynamic well conditions in unconventional wells. The injection system also uses a cloud-based platform where the chemical provider can monitor chemical tank levels, injection variances, and potential injection system reliability issues.
•Exited 2023 with our Emissions Technologies business serving 60 operators worldwide, illustrating our extensive market presence and strong customer engagement.

Drilling Technologies

•Full-year 2023 diamond bearing sales increased by more than 40% year-over-year.

Other

•ChampionX Middle East was awarded the OPAL Award for best practices in 2023 in the “Omanisation” Category for the Large Contractor sector. The award recognizes the most innovative policies and procedures implemented towards recruiting, developing and retaining Omani workforce.
•ChampionX was named a winner of the Frost & Sullivan 2023 Enlightened Growth Leadership Award for its leadership in chemical solutions, artificial lift systems, and engineering solutions. The award recognizes organizations that have embraced emerging technologies, and generated opportunities for all while demonstrating best practices for sustainable growth.

Conference Call Details

ChampionX Corporation will host a conference call on Tuesday, February 6, 2024, to discuss its fourth quarter and full year 2023 financial results and outlook. The call will begin at 9:00 a.m. Eastern Time. Presentation materials that supplement the conference call will be available on ChampionX’s website at investors.championx.com.

To listen to the call via a live webcast, please visit ChampionX’s website at investor.championx.com. The call will also be available by dialing 1-888-259-6580 in the United States and Canada or 1-416-764-8624 for international calls. Please call approximately 15 minutes prior to the scheduled start time and reference ChampionX conference call number 83686329.

A replay of the conference call will be available for 30 days on ChampionX’s website.

###

About Non-GAAP Measures

In addition to financial results determined in accordance with generally accepted accounting principles in the United States (“GAAP”), this news release presents non-GAAP financial measures. Management believes that adjusted EBITDA, adjusted EBITDA margin, adjusted net income attributable to ChampionX and adjusted diluted earnings per share attributable to ChampionX, provide useful information to investors regarding the Company’s financial condition and results of operations because they reflect the core operating results of our businesses and help facilitate comparisons of operating performance across periods. In addition, free cash flow, free cash flow to adjusted EBITDA ratio, and free cash flow to revenue ratio are used by management to measure our ability to generate positive cash flow for debt reduction and to support our strategic objectives. Although management believes the aforementioned non-GAAP financial measures are good tools for internal use and the investment community in evaluating ChampionX’s overall financial performance, the foregoing non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, other measures of financial performance prepared in accordance with GAAP. A reconciliation of these non-GAAP measures to the most directly comparable GAAP measures is included in the accompanying financial tables.

This press release contains certain forward-looking non-GAAP financial measures, including adjusted EBITDA. The Company has not provided projected net income attributable to ChampionX or a reconciliation of projected adjusted EBITDA. Management cannot predict with a reasonable degree of accuracy certain of the necessary components of net income attributable to ChampionX, such as depreciation and amortization expense. As such, a reconciliation of projected adjusted EBITDA to projected net income attributable to ChampionX is not available without unreasonable effort. The actual amount of depreciation and amortization, highly inflationary currency changes, and other amounts excluded from adjusted EBITDA could have a significant impact on net income attributable to ChampionX.

About ChampionX

ChampionX is a global leader in chemistry solutions, artificial lift systems, and highly engineered equipment and technologies that help companies drill for and produce oil and gas safely, efficiently, and sustainably around the world. ChampionX’s expertise, innovative products, and digital technologies provide enhanced oil and gas production, transportation, and real-time emissions monitoring throughout the lifecycle of a well. To learn more about ChampionX, visit our website at www.ChampionX.com.

Forward-Looking Statements
This news release contains statements relating to future actions and results, which are "forward-looking statements" within the meaning of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such statements relate to, among other things, ChampionX's market position and growth opportunities.  Forward-looking statements include statements related to ChampionX’s expectations regarding the performance of the business, financial results, liquidity and capital resources of ChampionX. Forward-looking statements are subject to inherent risks and uncertainties that could cause actual results to differ materially from current expectations, including, but not limited to, changes in economic, competitive, strategic, technological, tax, regulatory or other factors that affect the operations of ChampionX’s businesses. You are encouraged to refer to the documents that ChampionX files from time to time with the Securities and Exchange Commission (“SEC”), including the “Risk Factors” in ChampionX’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and in ChampionX’s other filings with the SEC. Readers are cautioned not to place undue reliance on ChampionX’s forward-looking statements. Forward-looking statements speak only as of the day they are made and ChampionX undertakes no obligation to update any forward-looking statement, except as required by applicable law.

Investor Contact: Byron Pope
byron.pope@championx.com
281-602-0094

Media Contact: John Breed
john.breed@championx.com
281-403-5751

CHAMPIONX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(UNAUDITED)

	Three Months Ended			Years Ended
	Dec 31,	Sep 30,	Dec 31,	December 31,
(in thousands, except per share amounts)	2023	2023	2022	2023	2022
Revenue	$943,555	$939,783	$985,855	$3,758,285	$3,805,948
Cost of goods and services	661,337	647,923	703,232	2,618,646	2,907,284
Gross profit	282,218	291,860	282,623	1,139,639	898,664
Selling, general and administrative expense	147,415	162,317	146,835	633,032	592,282
Goodwill impairment	—	—	39,617	—	39,617
Long-lived asset impairments and loss on disposal groups	—	—	1,978	12,965	18,493
Interest expense, net	13,808	13,744	11,622	54,562	45,204
Foreign currency transaction losses (gains), net	14,651	7,992	(2,687)	36,334	8,555
Other income, net	(7,584)	(1,994)	(2,019)	(21,078)	(2,293)
Income before income taxes	113,928	109,801	87,277	423,824	196,806
Provision for income taxes	35,771	29,009	21,008	105,105	40,243
Net income	78,157	80,792	66,269	318,719	156,563
Net income (loss) attributable to noncontrolling interest	959	3,081	(1,588)	4,481	1,594
Net income attributable to ChampionX	$77,198	$77,711	$67,857	$314,238	$154,969

Earnings per share attributable to ChampionX:
Basic	$0.40	$0.40	$0.34	$1.60	$0.77
Diluted	$0.39	$0.39	$0.33	$1.57	$0.75

Weighted-average shares outstanding:
Basic	193,191	195,881	199,232	196,083	201,740
Diluted	196,649	199,592	204,389	199,906	207,259

CHAMPIONX CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	December 31,
(in thousands)	2023	2022
Assets
Current Assets:
Cash and cash equivalents	$288,557	$250,187
Receivables, net	534,534	601,061
Inventories, net	521,549	542,543
Prepaid expenses and other current assets	80,777	104,790
Total current assets	1,425,417	1,498,581

Property, plant and equipment, net	773,552	734,810
Goodwill	669,064	679,488
Intangible assets, net	243,553	305,010
Other non-current assets	130,116	169,594
Total assets	$3,241,702	$3,387,483

Liabilities
Current portion of long-term debt	$6,203	$6,250
Accounts payable	451,680	469,566
Other current liabilities	324,866	383,160
Total current liabilities	782,749	858,976

Long-term debt	594,283	621,702
Other long-term liabilities	203,639	229,590
Stockholders’ equity:
ChampionX stockholders’ equity	1,676,622	1,694,550
Noncontrolling interest	(15,591)	(17,335)
Total liabilities and equity	$3,241,702	$3,387,483

CHAMPIONX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Years Ended December 31,
(in thousands)	2023	2022
Cash flows from operating activities:
Net income	$318,719	$156,563
Depreciation and amortization	235,936	241,880
Loss on disposal groups	12,965	16,515
Goodwill impairment	—	39,617
Loss on debt extinguishment and modification	—	4,043
Gain on disposal of fixed assets	(1,046)	(1,683)
Deferred income taxes	(22,272)	(45,282)
Receivables	70,021	(23,988)
Inventories	18,753	(52,426)
Accounts payable	(53,891)	(13,366)
Other assets	20,395	(1,838)
Leased assets	(51,247)	(25,275)
Other operating items, net	(8,062)	118,600
Net cash provided by operating activities	540,271	413,360

Cash flows from investing activities:
Capital expenditures	(142,324)	(102,808)
Proceeds from sale of fixed assets	14,545	18,017
Acquisitions, net of cash acquired	—	(3,198)
Net cash used for investing activities	(127,779)	(87,989)

Cash flows from financing activities:
Proceeds from long-term debt	15,500	995,038
Repayment of long-term debt	(45,176)	(1,092,950)
Payment of debt issuance costs	(1,028)	(8,008)
Repurchases of common stock	(277,575)	(180,142)
Dividends paid	(64,980)	(45,594)
Other	94	6,851
Net cash used for financing activities	(373,165)	(324,805)

Effect of exchange rate changes on cash and cash equivalents	(957)	(5,557)

Net increase (decrease) in cash and cash equivalents	38,370	(4,991)
Cash and cash equivalents at beginning of period	250,187	255,178
Cash and cash equivalents at end of period	$288,557	$250,187

CHAMPIONX CORPORATION
BUSINESS SEGMENT DATA
(UNAUDITED)

	Three Months Ended			Years Ended
	Dec 31,	Sep 30,	Dec 31,	December 31,
(in thousands)	2023	2023	2022	2023	2022
Segment revenue:
Production Chemical Technologies	$634,137	$604,254	$636,539	$2,404,377	$2,347,526
Production & Automation Technologies	241,294	256,148	244,181	1,003,146	954,646
Drilling Technologies	46,821	54,869	53,797	215,721	229,479
Reservoir Chemical Technologies	21,402	25,093	25,698	96,154	145,197
Corporate and other	(99)	(581)	25,640	38,887	129,100
Total revenue	$943,555	$939,783	$985,855	$3,758,285	$3,805,948

Income (loss) before income taxes:
Segment operating profit (loss):
Production Chemical Technologies	$102,179	$94,560	$96,418	$350,216	$239,936
Production & Automation Technologies	22,110	28,299	18,104	118,409	89,133
Drilling Technologies	8,679	12,255	9,426	45,481	54,512
Reservoir Chemical Technologies	3,907	2,461	(16,884)	10,541	(90,212)
Total segment operating profit	136,875	137,575	107,064	524,647	293,369
Corporate and other	9,139	14,030	8,165	46,261	51,359
Interest expense, net	13,808	13,744	11,622	54,562	45,204
Income before income taxes	$113,928	$109,801	$87,277	$423,824	$196,806

Operating profit margin / income (loss) before income taxes margin:
Production Chemical Technologies	16.1%	15.6%	15.1%	14.6%	10.2%
Production & Automation Technologies	9.2%	11.0%	7.4%	11.8%	9.3%
Drilling Technologies	18.5%	22.3%	17.5%	21.1%	23.8%
Reservoir Chemical Technologies	18.3%	9.8%	(65.7)%	11.0%	(62.1)%
ChampionX Consolidated	12.1%	11.7%	8.9%	11.3%	5.2%

Adjusted EBITDA
Production Chemical Technologies	$139,107	$133,101	$121,204	$506,991	$377,489
Production & Automation Technologies	52,800	59,288	51,137	232,672	197,453
Drilling Technologies	10,361	13,786	10,999	51,986	61,932
Reservoir Chemical Technologies	5,501	4,198	3,460	18,498	6,000
Corporate and other	(9,624)	(12,837)	(7,390)	(38,926)	(25,716)
Adjusted EBITDA	$198,145	$197,536	$179,410	$771,221	$617,158

Adjusted EBITDA margin
Production Chemical Technologies	21.9%	22.0%	19.0%	21.1%	16.1%
Production & Automation Technologies	21.9%	23.1%	20.9%	23.2%	20.7%
Drilling Technologies	22.1%	25.1%	20.4%	24.1%	27.0%
Reservoir Chemical Technologies	25.7%	16.7%	13.5%	19.2%	4.1%
ChampionX Consolidated	21.0%	21.0%	18.2%	20.5%	16.2%

CHAMPIONX CORPORATION
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED)

The Company defines adjusted EBITDA as net income (loss) plus (i) depreciation and amortization, (ii) interest expense, net, (iii) foreign currency transaction losses (gains), net, (iv) provision for income taxes, and (v) other material items that management believes do not reflect our core operating performance.

Previously, the Company defined adjusted EBITDA inclusive of the impact of foreign currency transaction gains and losses. However, beginning with the fourth quarter of 2023, the Company revised the definition in order to remove the impact related to foreign currency fluctuations as we believe it provides a more consistent basis for comparing underlying operating performance on a currency neutral basis across periods. The comparative periods were also adjusted based on the revised definition. See the following tables for the reconciliation of adjusted EBITDA for the current and historical periods using the revised definition.

	Three Months Ended			Years Ended
	Dec 31,	Sep 30,	Dec 31,	December 31,
(in thousands)	2023	2023	2022	2023	2022
Net income attributable to ChampionX	$77,198	$77,711	$67,857	$314,238	$154,969
Pre-tax adjustments:
Loss on disposal groups (1)	—	—	1,978	12,965	18,493
Russia sanctions compliance and impacts (2)	160	95	(2,909)	1,209	928
Goodwill impairment	—	—	39,617	—	39,617
Loss on debt extinguishment and modification	—	—	—	—	6,070
Restructuring and other related charges	2,407	1,228	(16,784)	13,387	65,158
Merger integration costs	—	—	1,001	245	10,759
Acquisition costs and related adjustments (3)	(6,817)	—	(7,112)	(12,670)	(17,648)
Intellectual property defense	638	220	27	1,545	781
Merger-related indemnification responsibility	—	722	—	722	—
Tulsa, Oklahoma storm damage	660	1,895	—	3,162	—
Foreign currency transaction losses, net	14,651	7,992	574	36,334	9,110
Tax impact of adjustments	(2,600)	(2,702)	3,604	(12,650)	(20,940)
Adjusted net income attributable to ChampionX	86,297	87,161	87,853	358,487	267,297
Tax impact of adjustments	2,600	2,702	(3,604)	12,650	20,940
Net income (loss) attributable to noncontrolling interest	959	3,081	(1,588)	4,481	1,594
Depreciation and amortization	58,710	61,839	64,119	235,936	241,880
Provision for income taxes	35,771	29,009	21,008	105,105	40,243
Interest expense, net	13,808	13,744	11,622	54,562	45,204
Adjusted EBITDA	$198,145	$197,536	$179,410	$771,221	$617,158
_______________________
(1)    Amounts represent the loss recorded to properly adjust the carrying value of our Chemical Technologies operations in Russia to the lower of carrying value or fair value less costs to sell.
(2) Includes charges incurred related to legal and professional fees to comply with, as well as additional foreign currency exchange losses associated with, the sanctions imposed in Russia.
(3) Includes revenue associated with the amortization of a liability established as part of the merger transaction with Ecolab Inc. (“Ecolab”) to acquire the Chemical Technologies business, representing unfavorable terms under the Cross Supply Agreement, as well as costs incurred for the acquisition of businesses. During the fourth quarter of 2023, we recorded a fair value adjustment to contingent consideration on a prior acquisition as well as the settlement of an item pursuant to the tax matters agreement with Ecolab.

	Three Months Ended			Years Ended
	Dec 31,	Sep 30,	Dec 31,	December 31,
(in thousands)	2023	2023	2022	2023	2022
Diluted earnings per share attributable to ChampionX	$0.39	$0.39	$0.33	$1.57	$0.75
Per share adjustments:
Loss on disposal groups	—	—	0.01	0.06	0.09
Russia sanctions compliance and impacts	—	—	(0.01)	—	—
Goodwill impairment	—	—	0.19	—	0.19
Loss on debt extinguishment and modification	—	—	—	—	0.03
Restructuring and other related charges	0.01	0.01	(0.08)	0.07	0.31
Merger integration costs	—	—	—	—	0.05
Acquisition costs and related adjustments	(0.03)	—	(0.03)	(0.06)	(0.09)
Intellectual property defense	—	—	—	0.01	—
Merger-related indemnification responsibility	—	0.01	—	—	—
Tulsa, Oklahoma storm damage	0.01	0.01	—	0.02	—
Foreign currency transaction losses	0.07	0.04	—	0.18	0.04
Tax impact of adjustments	(0.01)	(0.02)	0.02	(0.06)	(0.08)
Adjusted diluted earnings per share attributable to ChampionX	$0.44	$0.44	$0.43	$1.79	$1.29

CHAMPIONX CORPORATION
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED)

	Three Months Ended			Years Ended
	Dec 31,	Sep 30,	Dec 31,	December 31,
(in thousands)	2023	2023	2022	2023	2022
Production Chemical Technologies
Segment operating profit	$102,179	$94,560	$96,418	$350,216	$239,936
Non-GAAP adjustments	11,194	9,079	1,703	51,717	45,678
Depreciation and amortization	25,734	29,462	23,083	105,058	91,875
Segment adjusted EBITDA	$139,107	$133,101	$121,204	$506,991	$377,489

Production & Automation Technologies
Segment operating profit	$22,110	$28,299	$18,104	$118,409	$89,133
Non-GAAP adjustments	1,231	2,089	3,978	5,246	4,728
Depreciation and amortization	29,459	28,900	29,055	109,017	103,592
Segment adjusted EBITDA	$52,800	$59,288	$51,137	$232,672	$197,453

Drilling Technologies
Segment operating profit	$8,679	$12,255	$9,426	$45,481	$54,512
Non-GAAP adjustments	109	(8)	(6)	313	781
Depreciation and amortization	1,573	1,539	1,579	6,192	6,639
Segment adjusted EBITDA	$10,361	$13,786	$10,999	$51,986	$61,932

Reservoir Chemical Technologies
Segment operating profit	$3,907	$2,461	$(16,884)	$10,541	$(90,212)
Non-GAAP adjustments	4	72	15,590	1,486	81,550
Depreciation and amortization	1,590	1,665	4,754	6,471	14,662
Segment adjusted EBITDA	$5,501	$4,198	$3,460	$18,498	$6,000

Corporate and other
Segment operating profit	$(22,947)	$(27,774)	$(19,787)	$(100,823)	$(96,563)
Non-GAAP adjustments	(839)	920	(4,873)	(1,863)	531
Depreciation and amortization	354	273	5,648	9,198	25,112
Interest expense, net	13,808	13,744	11,622	54,562	45,204
Segment adjusted EBITDA	$(9,624)	$(12,837)	$(7,390)	$(38,926)	$(25,716)

Free Cash Flow

	Three Months Ended			Years Ended
	Dec 31,	Sep 30,	Dec 31,	December 31,
(in thousands)	2023	2023	2022	2023	2022
Free Cash Flow
Cash provided by operating activities	$168,953	$163,030	$195,093	$540,271	$413,360
Less: Capital expenditures, net of proceeds from sale of fixed assets	(29,142)	(48,469)	(26,463)	(127,779)	(84,791)
Free cash flow	$139,811	$114,561	$168,630	$412,492	$328,569

Cash From Operating Activities to Revenue Ratio
Cash provided by operating activities	$168,953	$163,030	$195,093	$540,271	$413,360
Revenue	$943,555	$939,783	$985,855	$3,758,285	$3,805,948

Cash from operating activities to revenue ratio	18%	17%	20%	14%	11%

Free Cash Flow to Revenue Ratio
Free cash flow	$139,811	$114,561	$168,630	$412,492	$328,569
Revenue	$943,555	$939,783	$985,855	$3,758,285	$3,805,948

Free cash flow to revenue ratio	15%	12%	17%	11%	9%

Free Cash Flow to Adjusted EBITDA Ratio
Free cash flow	$139,811	$114,561	$168,630	$412,492	$328,569
Adjusted EBITDA	$198,145	$197,536	$179,410	$771,221	$617,158

Free cash flow to adjusted EBITDA ratio	71%	58%	94%	53%	53%

CHAMPIONX CORPORATION
HISTORICAL BUSINESS SEGMENT DATA
(UNAUDITED)

	Three Months Ended				Year Ended
	Mar 31,	Jun 30,	Sep 30,	Dec 31,	Dec 31,
(in thousands)	2023	2023	2023	2023	2023
Segment revenue:
Production Chemical Technologies	591,684	574,302	604,254	634,137	$2,404,377
Production & Automation Technologies	251,548	254,156	256,148	241,294	1,003,146
Drilling Technologies	56,707	57,324	54,869	46,821	215,721
Reservoir Chemical Technologies	25,806	23,853	25,093	21,402	96,154
Corporate and other	22,602	16,965	(581)	(99)	38,887
Total revenue	$948,347	$926,600	$939,783	$943,555	$3,758,285

Income (loss) before income taxes:
Segment operating profit (loss):
Production Chemical Technologies	66,314	87,163	94,560	102,179	$350,216
Production & Automation Technologies	34,792	33,208	28,299	22,110	118,409
Drilling Technologies	11,887	12,660	12,255	8,679	45,481
Reservoir Chemical Technologies	1,987	2,186	2,461	3,907	10,541
Total segment operating profit	114,980	135,217	137,575	136,875	524,647
Corporate and other	10,701	12,391	14,030	9,139	46,261
Interest expense, net	12,466	14,544	13,744	13,808	54,562
Income before income taxes	$91,813	$108,282	$109,801	$113,928	$423,824

Operating profit margin / income (loss) before income taxes margin:
Production Chemical Technologies	11.2%	15.2%	15.6%	16.1%	14.6%
Production & Automation Technologies	13.8%	13.1%	11.0%	9.2%	11.8%
Drilling Technologies	21.0%	22.1%	22.3%	18.5%	21.1%
Reservoir Chemical Technologies	7.7%	9.2%	9.8%	18.3%	11.0%
ChampionX Consolidated	9.7%	11.7%	11.7%	12.1%	11.3%

Adjusted EBITDA
Production Chemical Technologies	$113,608	$121,175	$133,101	$139,107	$506,991
Production & Automation Technologies	59,943	60,641	59,288	52,800	232,672
Drilling Technologies	13,463	14,376	13,786	10,361	51,986
Reservoir Chemical Technologies	4,414	4,385	4,198	5,501	18,498
Corporate and other	(6,569)	(9,896)	(12,837)	(9,624)	(38,926)
Adjusted EBITDA	$184,859	$190,681	$197,536	$198,145	$771,221

Adjusted EBITDA margin
Production Chemical Technologies	19.2%	21.1%	22.0%	21.9%	21.1%
Production & Automation Technologies	23.8%	23.9%	23.1%	21.9%	23.2%
Drilling Technologies	23.7%	25.1%	25.1%	22.1%	24.1%
Reservoir Chemical Technologies	17.1%	18.4%	16.7%	25.7%	19.2%
ChampionX Consolidated	19.5%	20.6%	21.0%	21.0%	20.5%

	Three Months Ended				Year Ended
	Mar 31,	Jun 30,	Sep 30,	Dec 31,	Dec 31,
(in thousands)	2022	2022	2022	2022	2022
Segment revenue:
Production Chemical Technologies	514,972	552,411	643,604	636,539	$2,347,526
Production & Automation Technologies	220,349	242,399	247,717	244,181	954,646
Drilling Technologies	56,859	57,858	60,965	53,797	229,479
Reservoir Chemical Technologies	39,900	44,114	35,485	25,698	145,197
Corporate and other	33,880	35,790	33,790	25,640	129,100
Total revenue	$865,960	$932,572	$1,021,561	$985,855	$3,805,948

Income (loss) before income taxes:
Segment operating profit (loss):
Production Chemical Technologies	$31,263	$25,606	$86,649	$96,418	$239,936
Production & Automation Technologies	24,710	23,650	22,485	18,104	89,133
Drilling Technologies	15,220	15,043	14,856	9,426	54,512
Reservoir Chemical Technologies	(3,469)	(8,147)	(61,711)	(16,884)	(90,212)
Total segment operating profit	67,724	56,152	62,279	107,064	293,369
Corporate and other	11,794	17,896	13,354	8,165	51,359
Interest expense, net	11,363	10,765	11,454	11,622	45,204
Income before income taxes	$44,567	$27,491	$37,471	$87,277	$196,806

Operating profit margin / income (loss) before income taxes margin:
Production Chemical Technologies	6.1%	4.6%	13.5%	15.1%	10.2%
Production & Automation Technologies	11.2%	9.8%	9.1%	7.4%	9.3%
Drilling Technologies	26.8%	26.0%	24.4%	17.5%	23.8%
Reservoir Chemical Technologies	(8.7)%	(18.5)%	(173.9)%	(65.7)%	(62.1)%
ChampionX Consolidated	5.1%	2.9%	3.7%	8.9%	5.2%

Adjusted EBITDA
Production Chemical Technologies	$69,340	$80,743	$106,202	$121,204	$377,489
Production & Automation Technologies	45,257	48,797	52,262	51,137	197,453
Drilling Technologies	17,319	17,088	16,526	10,999	61,932
Reservoir Chemical Technologies	(191)	(300)	3,031	3,460	6,000
Corporate and other	(4,124)	(5,809)	(8,393)	(7,390)	(25,716)
Adjusted EBITDA	$127,601	$140,519	$169,628	$179,410	$617,158

Adjusted EBITDA margin
Production Chemical Technologies	13.5%	14.6%	16.5%	19.0%	16.1%
Production & Automation Technologies	20.5%	20.1%	21.1%	20.9%	20.7%
Drilling Technologies	30.5%	29.5%	27.1%	20.4%	27.0%
Reservoir Chemical Technologies	(0.5)%	(0.7)%	8.5%	13.5%	4.1%
ChampionX Consolidated	14.7%	15.1%	16.6%	18.2%	16.2%

CHAMPIONX CORPORATION
HISTORICAL RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED)

	Three Months Ended				Year Ended
	Mar 31,	Jun 30,	Sep 30,	Dec 31,	Dec 31,
(in thousands)	2023	2023	2023	2023	2023
Net income attributable to ChampionX	$63,532	$95,797	$77,711	$77,198	$314,238
Pre-tax adjustments:
Loss on disposal groups (1)	12,965	—	—	—	12,965
Russia sanctions compliance and impacts (2)	521	433	95	160	1,209
Restructuring and other related charges	4,399	5,353	1,228	2,407	13,387
Merger integration costs	245	—	—	—	245
Acquisition costs and related adjustments (3)	(3,512)	(2,341)	—	(6,817)	(12,670)
Intellectual property defense	—	687	220	638	1,545
Merger-related indemnification responsibility	—	—	722	—	722
Tulsa, Oklahoma storm damage	—	607	1,895	660	3,162
Foreign currency transaction losses, net	9,252	4,439	7,992	14,651	36,334
Tax impact of adjustments	(5,307)	(2,041)	(2,702)	(2,600)	(12,650)
Adjusted net income attributable to ChampionX	82,095	102,934	87,161	86,297	358,487
Tax impact of adjustments	5,307	2,041	2,702	2,600	12,650
Net income (loss) attributable to noncontrolling interest	(388)	829	3,081	959	4,481
Depreciation and amortization	56,710	58,677	61,839	58,710	235,936
Provision for income taxes	28,669	11,656	29,009	35,771	105,105
Interest expense, net	12,466	14,544	13,744	13,808	54,562
Adjusted EBITDA	$184,859	$190,681	$197,536	$198,145	$771,221

	Three Months Ended				Year Ended
	Mar 31,	Jun 30,	Sep 30,	Dec 31,	Dec 31,
(in thousands)	2022	2022	2022	2022	2022
Net income attributable to ChampionX	$36,702	$27,342	$23,068	$67,857	$154,969
Pre-tax adjustments:
Loss on disposal groups (1)	—	22,924	(6,409)	1,978	18,493
Russia sanctions compliance and impacts (2)	—	5,457	(1,620)	(2,909)	928
Goodwill impairment	—	—	—	39,617	39,617
Loss on debt extinguishment and modification	—	6,070	—	—	6,070
Restructuring and other related charges	9,107	5,302	67,533	(16,784)	65,158
Merger integration costs	5,241	3,865	652	1,001	10,759
Acquisition costs and related adjustments (3)	(3,512)	(3,512)	(3,512)	(7,112)	(17,648)
Intellectual property defense	363	376	15	27	781
Foreign currency transaction losses, net	2,773	2,251	3,512	574	9,110
Tax impact of adjustments	(2,934)	(8,974)	(12,636)	3,604	(20,940)
Adjusted net income attributable to ChampionX	47,740	61,101	70,603	87,853	267,297
Tax impact of adjustments	2,934	8,974	12,636	(3,604)	20,940
Net income (loss) attributable to noncontrolling interest	1,471	1,554	157	(1,588)	1,594
Depreciation and amortization	57,699	59,530	60,532	64,119	241,880
Provision for (benefit from) income taxes	6,394	(1,405)	14,246	21,008	40,243
Interest expense, net	11,363	10,765	11,454	11,622	45,204
Adjusted EBITDA	$127,601	$140,519	$169,628	$179,410	$617,158

CHAMPIONX CORPORATION
HISTORICAL RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED)

	Three Months Ended				Year Ended
	Mar 31,	Jun 30,	Sep 30,	Dec 31,	Dec 31,
(in thousands)	2023	2023	2023	2023	2023
Production Chemical Technologies
Segment operating profit	$66,314	$87,163	$94,560	$102,179	$350,216
Non-GAAP adjustments	23,115	8,329	9,079	11,194	51,717
Depreciation and amortization	24,179	25,683	29,462	25,734	105,058
Segment adjusted EBITDA	$113,608	$121,175	$133,101	$139,107	$506,991

Production & Automation Technologies
Segment operating profit	$34,792	$33,208	$28,299	$22,110	$118,409
Non-GAAP adjustments	914	1,012	2,089	1,231	5,246
Depreciation and amortization	24,237	26,421	28,900	29,459	109,017
Segment adjusted EBITDA	$59,943	$60,641	$59,288	$52,800	$232,672

Drilling Technologies
Segment operating profit	$11,887	$12,660	$12,255	$8,679	$45,481
Non-GAAP adjustments	—	212	(8)	109	313
Depreciation and amortization	1,576	1,504	1,539	1,573	6,192
Segment adjusted EBITDA	$13,463	$14,376	$13,786	$10,361	$51,986

Reservoir Chemical Technologies
Segment operating profit	$1,987	$2,186	$2,461	$3,907	$10,541
Non-GAAP adjustments	810	600	72	4	1,486
Depreciation and amortization	1,617	1,599	1,665	1,590	6,471
Segment adjusted EBITDA	$4,414	$4,385	$4,198	$5,501	$18,498

Corporate and other
Segment operating profit	$(23,167)	$(26,935)	$(27,774)	$(22,947)	$(100,823)
Non-GAAP adjustments	(969)	(975)	920	(839)	(1,863)
Depreciation and amortization	5,101	3,470	273	354	9,198
Interest expense, net	12,466	14,544	13,744	13,808	54,562
Segment adjusted EBITDA	$(6,569)	$(9,896)	$(12,837)	$(9,624)	$(38,926)

CHAMPIONX CORPORATION
HISTORICAL RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED)

	Three Months Ended				Year Ended
	Mar 31,	Jun 30,	Sep 30,	Dec 31,	Dec 31,
(in thousands)	2022	2022	2022	2022	2022
Production Chemical Technologies
Segment operating profit	$31,263	$25,606	$86,649	$96,418	$239,936
Non-GAAP adjustments	14,100	31,072	(1,197)	1,703	45,678
Depreciation and amortization	23,977	24,065	20,750	23,083	91,875
Segment adjusted EBITDA	$69,340	$80,743	$106,202	$121,204	$377,489

Production & Automation Technologies
Segment operating profit	$24,710	$23,650	$22,485	$18,104	$89,133
Non-GAAP adjustments	(3,938)	430	4,442	3,977	4,728
Depreciation and amortization	24,485	24,717	25,335	29,055	103,592
Segment adjusted EBITDA	$45,257	$48,797	$52,262	$51,137	$197,453

Drilling Technologies
Segment operating profit	$15,220	$15,043	$14,856	$9,426	$54,512
Non-GAAP adjustments	363	376	15	(6)	781
Depreciation and amortization	1,736	1,669	1,655	1,579	6,639
Segment adjusted EBITDA	$17,319	$17,088	$16,526	$10,999	$61,932

Reservoir Chemical Technologies
Segment operating profit	$(3,469)	$(8,147)	$(61,711)	$(16,884)	$(90,212)
Non-GAAP adjustments	802	4,005	61,152	15,589	81,550
Depreciation and amortization	2,476	3,842	3,590	4,754	14,662
Segment adjusted EBITDA	$(191)	$(300)	$3,031	$3,460	$6,000

Corporate and other
Segment operating profit	$(23,157)	$(28,661)	$(24,808)	$(19,787)	$(96,563)
Non-GAAP adjustments	2,645	6,850	(4,241)	(4,870)	531
Depreciation and amortization	5,025	5,237	9,202	5,648	25,112
Interest expense, net	11,363	10,765	11,454	11,622	45,204
Segment adjusted EBITDA	$(4,124)	$(5,809)	$(8,393)	$(7,390)	$(25,716)

Free Cash Flow

	Three Months Ended				Year Ended
	Mar 31,	Jun 30,	Sep 30,	Dec 31,	Dec 31,
(in thousands)	2023	2023	2023	2023	2023
Free Cash Flow
Cash provided by operating activities	$92,378	$115,910	$163,030	$168,953	$540,271
Less: Capital expenditures, net of proceeds from sale of fixed assets	(23,025)	(27,143)	(48,469)	(29,142)	(127,779)
Free cash flow	$69,353	$88,767	$114,561	$139,811	$412,492

Free Cash Flow to Adjusted EBITDA Ratio
Free cash flow	$69,353	$88,767	$114,561	$139,811	$412,492
Adjusted EBITDA	$184,859	$190,681	$197,536	$198,145	$771,221

Free cash flow to adjusted EBITDA ratio	38%	47%	58%	71%	53%

	Three Months Ended				Year Ended
	Mar 31,	Jun 30,	Sep 30,	Dec 31,	Dec 31,
(in thousands)	2022	2022	2022	2022	2022
Free Cash Flow
Cash provided by operating activities	$(43,125)	$74,240	$187,152	$195,093	$413,360
Less: Capital expenditures, net of proceeds from sale of fixed assets	(17,866)	(20,743)	(19,719)	(26,463)	(84,791)
Free cash flow	$(60,991)	$53,497	$167,433	$168,630	$328,569

Free Cash Flow to Adjusted EBITDA Ratio
Free cash flow	$(60,991)	$53,497	$167,433	$168,630	$328,569
Adjusted EBITDA	$184,859	$190,681	$197,536	$198,145	$771,221

Free cash flow to adjusted EBITDA ratio	(33)%	28%	85%	85%	43%